Exhibit 99.1

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Kucher or failing him, David Atkinson, or in the place of the foregoing,           (print the name), as Proxyholder with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the special meeting of stockholders to be held on October 24, 2007 at the offices of Clark Wilson LLP, 800-885 West Georgia Street, Vancouver, British Columbia, V6H 3H1, Canada, at 10:00 a.m., Local Time, and any adjournments thereof, on the matters, set forth below:

		For	Against	Abstain

1.	To approve and adopt the Amended and Restated Agreement and Plan of Merger by and among Battle Mountain Gold Exploration Corp., Royal Gold, Inc. and Royal Battle Mountain Inc., a wholly-owned subsidiary of Royal Gold, Inc., dated as of July 30, 2007	☐	☐	☐

2.	To approve an adjournment of the special meeting, if necessary, to permit solicitation of additional proxies in favor of the above proposal	☐	☐	☐

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted “FOR” each proposal listed above.

Dated:          , 2007

Name

Signature

Signature if shares held jointly

This proxy should be signed by the stockholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly.

Telephone and Internet Voting Instructions

You can vote by telephone or Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within US and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on October 24, 2007.
THANK YOU FOR VOTING